Exhibit 21

SUBSIDIARIES OF MULTI-COLOR CORPORATION

Subsidiary	Jurisdiction of Incorporation	Ownership Percentage

MCC-Batavia, LLC	Ohio	100%

MCC-Troy, LLC	Ohio	100%

MCC-Uniflex, LLC	Ohio	100%

Laser Graphic Systems, Inc.	Kentucky	100%

MCC-Dec Tech, LLC	Ohio	100%

MCC-Norway, LLC	Michigan	100%

MCC-Wisconsin, LLC	Ohio	100%

MCC-Finance, LLC	Delaware	100%

Collotype Labels USA Inc.	California	100%

M Acquisition LLC	Delaware	100%

Adhesion Intermediate Holdings, Inc.	Delaware	100%

LabelCorp Holdings, Inc	Delaware	100%

Industrial Label Corp.	Delaware	100%

Cameo Sonoma Ltd	California	100%

LSK Label, Inc.	Delaware	100%

LabelCorp Management Inc.	Delaware	100%

Southern Atlantic Label Inc.	Virginia	100%

Asheville Acquisition Corporation LLC	Delaware	100%

PSC Acquisition Company LLC	Delaware	100%

York Tape & Label LLC	Delaware	100%

MCC Finance 2, LLC	Delaware	100%

MCC-Mexico Holdings 1 LLC	Ohio	100%

MCC-Mexico Holdings 2 LLC	Ohio	100%

Multi Color Global Label CA de CV	Mexico	100%

Multi-Color Australia LLC	Delaware	100%

Multi-Color Label Canada Corporation	Canada	100%

Multi-Color Australia Holdings Pty Ltd	Victoria, Australia	100%

Multi-Color Australia Finance Pty Ltd	Victoria, Australia	100%

Multi-Color Australia Acquisition Pty Ltd	Victoria, Australia	100%

Collotype International Holdings Pty Ltd	South Australia	100%

Collotype Labels Pty	South Australia	100%

Collotype BSM Pty Ltd	South Australia	100%

Collotype Labels International Pty Ltd	South Australia	100%

Collotype iPack Pty Ltd	Victoria, Australia	100%

Multi-Color (QLD) Pty Ltd	New South Wales, Australia	100%

Multi-Color (SA) Pty Ltd	Victoria, Australia	100%

Collotype Labels Barossa Pty	Victoria, Australia	100%

Collotype Labels Griffith Pty Ltd	Victoria, Australia	100%

Magnus Donners	South Australia	100%

Collotype Labels International (RSA) Pty Ltd	South Africa	100%

Collotype Labels RSA Pty Ltd	South Africa	100%

Multi-Color Packaging Printing Co., Ltd.	China	100%

MCC Label1 Netherlands, BV	Netherlands	100%

MCC LABL2 Netherlands, BV	Netherlands	100%

Multi Color Italian Holding Srl	Italy	100%

Centro Stampa Holding Srl	Italy	100%

Collotype Labels Italia SpA	Italy	100%

Collotype Labels France	France	100%

MCC Polska S.A.	Poland	100%

MCC Scotland Holdings Ltd.	Scotland	100%

MCC Investments Chile Ltd	Chile	100%

Collotype Labels Chile SA	Chile	100%

Collotype Labels Argentina SA	Argentina	100%

CM Holdings Ltd.	Cayman	100%

Chilean Label Corp Holdings, LLC	Delaware	100%

LabelCorp International LLC	Delaware	100%

Cameo Chile, S.A.	Chile	100%

Cameo Etiprak, S.A.	Chile	100%

Etiprak Productora de Etiquetas S.A.	Chile	100%

Etiprak Productora de Etiquetas Limitada	Chile	100%

Arcagraf Servicios Graficos Limitada	Chile	100%

Labelgraphics (Holdings) Ltd	Scotland	100%

Labelgraphics (Scotland) Ltd	Scotland	100%

Labelgraphics (Glasglow) Ltd	Scotland	100%